As filed with the Securities and Exchange Commission on September 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Michael Kors Holdings Limited

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	3100	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Michael Kors Limited

Unit 1001, 10/F, Miramar Tower

132 Nathan Road

Tsim Sha Tsui, Hong Kong

(852) 3928-5563

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John D. Idol

Chief Executive Officer

c/o Michael Kors (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

(212) 201-8388

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John C. Kennedy, Esq.	Richard D. Truesdell Jr., Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Davis Polk & Wardwell LLP
1285 Avenue of the Americas	450 Lexington Avenue
New York, NY 10019-6064	New York, NY 10017
(212) 373-3000	(212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-183778

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary shares, no par value	3,450,000	$53.00	$182,850,000	$20,955

(1)	The 3,450,000 ordinary shares being registered in this Registration Statement are in addition to the 23,000,000 ordinary shares registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-183778).
(2)	Including 450,000 additional ordinary shares that the underwriters have the option to purchase.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-183778) of Michael Kors Holdings Limited (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 24, 2012, are incorporated by reference into this Registration Statement.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on September 25, 2012), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than September 25, 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-183778 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description of Exhibit

5.1	Opinion of Harney, Westwood & Riegels as to the validity of the securities being offered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Harney, Westwood & Riegels (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Michael Kors Holdings Limited (Registration No. 333-183778)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 2012.

MICHAEL KORS HOLDINGS LIMITED

By:	/s/ Joseph B. Parsons
Name: Joseph B. Parsons
Title: Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 24, 2012, by the following persons in the capacities indicated.

Signature	Title

* Michael Kors	Honorary Chairman, Chief Creative Officer and Director

* John D. Idol	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Joseph B. Parsons Joseph B. Parsons	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer (Principal Accounting and Financial Officer)

*	Director
Silas K. F. Chou

*	Director
Lawrence S. Stroll

*	Director
M. William Benedetto

*	Director
Stephen F. Reitman

*	Authorized Representative in the United States
John D. Idol

*By:	/s/ Joseph B. Parsons
Name: Joseph B. Parsons
Title: Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of Harney, Westwood & Riegels as to the validity of the securities being offered.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Harney, Westwood & Riegels (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Michael Kors Holdings Limited (Registration No. 333-183778)).